UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2006

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on October 10, 2006, Jonathan Vannini, a director of Copart, Inc. (the “Company”), informed the Company’s Chief Executive Officer that he would retire as a member of the Board of Directors following the Company’s annual meeting of shareholders for its fiscal year ended July 31, 2006.  The annual meeting was held on December 18, 2006, and Mr. Vannini has now retired as a director.  Mr. Vannini served as a director since 1993, and the Company would like to thank him for his long and valuable service to the Company.

In connection with Mr. Vannini’s retirement, the Company’s Compensation Committee (as constituted after Mr. Vannini’s retirement) approved a one-time cash bonus payment to Mr. Vannini of $100,000 in recognition of Mr. Vannini’s long tenure and service.  The bonus payment was also approved by the Company’s Audit Committee (as constituted after Mr. Vannini’s retirement) and ratified by the full Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and Secretary

Date:  December 20, 2006